Exhibit 99.1

News Media:                                            Financial:
Jeff Weir                                              Jennifer Stratiff
National Semiconductor                                 National Semiconductor
(408) 721-5199                                         (408) 721-5007
jeff.weir@nsc.com                                      invest.group@nsc.com

National Semiconductor Reports $117.7 Million Profit for First Quarter, 29% Revenue Growth Year-to-Year and Record Gross Margin

o    Q1, FY05 earnings are 31 cents per share, up from 8 cents in Q1, FY04

o    Gross margin hit new all-time high of 55%, compared to 47% a year ago

o    Revenues were $548 million, compared to $424.8 million last year

o    Company provides cautious outlook for Q2; sales may decline 8-10% from Q1

SANTA CLARA, Calif., Sept. 9, 2004 - National Semiconductor Corporation (NYSE:NSM) today reported a GAAP profit of $117.7 million, or 31 cents per share, on revenues of $548 million for the first quarter of fiscal 2005, which ended August 29, 2004. National's first quarter sales were 29 percent higher than the first quarter of fiscal 2004, when the company reported sales of $424.8 million and earnings of 8 cents per share. Sequentially, National's Q1 revenues were 4 percent lower than the fourth quarter of fiscal 2004, when the company recorded revenues of $571 million and earnings of 24 cents per share. National's fourth quarter 2004 results included a $30 million pre-tax special charge for a litigation matter.

In the first quarter of fiscal 2005, National achieved a new record in gross margin of 55 percent, up from 54.4 percent in the prior quarter. For the first quarter of fiscal 2004, National's gross margin was 47 percent.

"National's business over the summer was affected by slower orders than we originally anticipated, particularly from our distribution channel," said Brian
L. Halla, National's chairman, president and CEO. "However, we continued to show positive results from our analog focus and we're pleased that we were able to increase gross margin in a seasonally slow quarter. As a result of our continued focus on selling higher-value, higher margin analog products, we provided shareholders with a 28 percent return on invested capital (ROIC) in Q1."


BOOKINGS PATTERNS FOR Q1
National's worldwide bookings in Q1 were 5 percent higher than last year's Q1. But on a sequential basis, bookings declined 29 percent from the fourth quarter of fiscal 2004.

The decline in bookings was attributed to a combination of factors, including seasonally slower demand, shorter lead times --- which prompted distributors and OEM customers to reduce backlog coverage --- and supply chain corrections from flat panel display customers and some wireless handset customers in Asia.

The sequential decline in revenues for Q1 was directly related to lower-than-anticipated turns orders, which were driven by these same global market developments. Turns orders are orders requested for delivery within the same quarter.

From a geographic market perspective, Q1 bookings declined sequentially in all regions. Bookings in Europe and Japan were generally stronger than in the United States and Asia Pacific. Weekly bookings improved slightly during the month of August compared to July. Billings exceeded bookings in the first quarter.

GUIDANCE FOR Q2, FY2005
National expects distributors and some customers to continue adjusting order backlog and inventories in Q2. As a result, the Company anticipates revenues may decline 8 to 10 percent sequentially during Q2. This revenue range may be accompanied by gross margin of approximately 51 percent. Operating expenses, meanwhile, are expected to be comparable to Q1.

"As we work through these inventory adjustments, National will continue to drive a proven business model that focuses on high-value analog products," Halla said. "This slowdown won't distract us from pursuing National's long-term objectives to create the best returns for our shareholders."

SPECIAL NOTE
This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These factors include, but are not restricted to, new orders received and shipped during the first quarter, the degree of factory utilization, the successful start up of production in National's Suzhou assembly and test facility, the sale of inventories at existing prices, and the ramp up of recently introduced products. Other risk factors are included in the Company's 10-K for the year ended May 30, 2004 (see Outlook and Risk Factors sections of Management's Discussion and Analysis of Financial Conditions and Results of Operations).

Summary of Results
--------------------------------------------------------------------------------
                                              For 3 months ended
                                 August 29, 2004              August 24, 2003
                                 ---------------              ---------------

Net sales                             $ 548.0                     $ 424.8
Net income                            $ 117.7                     $  29.7
Earnings per share, diluted           $   0.31                    $   0.08

--------------------------------------------------------------------------------
All figures in millions of dollars, except for per share amounts

ABOUT NATIONAL SEMICONDUCTOR
National Semiconductor, the industry's premier analog company, creates high performance analog devices and subsystems. National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, and data conversion solutions. National's key markets include wireless handsets, displays, PCs, networks and a broad range of portable applications. With headquarters in Santa Clara, California, National reported sales of $1.98 billion for fiscal 2004, which ended May 30, 2004. Additional company and product information is available at www.national.com.


National Semiconductor is a registered trademark.

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share amounts)


                                                                         Three Months Ended
                                                                  ----------------------------------
                                                                   Aug. 29, 2004    Aug. 24, 2003
                                                                  ----------------- ----------------

  Net sales                                                          $ 548.0           $ 424.8
  Operating costs and expenses:
    Cost of sales                                                      246.4             224.4
    Research and development                                            85.7              92.1
    Selling, general and administrative                                 67.8              68.4
    Special items                                                       (0.3)              4.6
                                                                   ---------------- ----------------

  Total operating costs and expenses                                   399.6             389.5
                                                                  ----------------- ----------------

  Operating income                                                     148.4              35.3
  Interest income, net                                                   2.6               3.1
  Other expense, net                                                    (2.0)             (2.5)
                                                                  ----------------- ----------------

  Income before taxes and cumulative effect
    of a change in accounting principle                                149.0              35.9
  Income tax expense                                                    31.3               4.3
                                                                  ----------------- ----------------

  Income before cumulative effect of a
    change in  accounting principle                                    117.7              31.6
  Cumulative effect of a change in accounting
    principle including tax effect of $0.2 million                       -                (1.9)
                                                                  ----------------- ----------------

  Net income                                                         $ 117.7          $   29.7
                                                                  ================= ================

  Earnings per share:
  Income before cumulative effect of a change
    in accounting principle:
       Basic                                                        $  0.33         $    0.09
       Diluted                                                      $  0.31         $    0.08

  Net income:
       Basic                                                        $  0.33         $    0.08
       Diluted                                                      $  0.31         $    0.08

  Selected income statement ratios as a percentage of sales:
       Gross margin                                                   55.0%             47.2%
       Research and development                                       15.6%             21.7%
       Selling, general and administrative                            12.4%             16.1%
       Net income                                                     21.5%              7.0%
       Effective tax rate                                             21.0%             12.0%

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS  (Unaudited)
(in millions)

                                                                      Aug. 29,                        May 30,
                                                                        2004                           2004
                                                                 --------------------            -------------------
   ASSETS
   Current assets:
      Cash and cash equivalents                                           $   723.5                      $   642.9
      Short-term marketable investments                                       139.6                          139.3
      Receivables                                                             191.4                          198.9
      Inventories                                                             205.7                          200.1
      Other current assets                                                     81.6                           64.6
                                                                 --------------------            -------------------

      Total current assets                                                  1,341.8                        1,245.8

   Net property, plant and equipment                                          708.0                          699.6
   Goodwill                                                                   173.3                          173.3
   Deferred tax assets                                                         73.3                           73.3
   Other assets                                                                93.6                           88.4
                                                                 --------------------            -------------------

   Total assets                                                            $2,390.0                       $2,280.4
                                                                 ====================            ===================

   LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
      Current portion of long-term debt                                 $       0.2                     $     22.1
      Accounts payable                                                        129.6                          141.0
      Accrued expenses                                                        181.1                          234.8
      Income taxes payable                                                     88.0                           63.4
                                                                 --------------------            -------------------

      Total current liabilities                                               398.9                          461.3

   Long-term debt                                                              21.9                            -
   Other noncurrent liabilities                                               144.5                          138.6
                                                                 --------------------            -------------------

      Total liabilities                                                       565.3                          599.9
                                                                 --------------------            -------------------

   Commitments and contingencies

   Shareholders' equity:
      Common stock                                                            179.1                          178.8
      Additional paid-in capital                                            1,055.6                        1,030.1
      Retained earnings                                                       677.7                          560.0
      Accumulated other comprehensive loss                                    (87.7)                         (88.4)
                                                                 --------------------            -------------------

      Total shareholders' equity                                            1,824.7                        1,680.5
                                                                 --------------------            -------------------

   Total liabilities and shareholders' equity                              $2,390.0                       $2,280.4
                                                                 ====================            ===================

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

                                                                                    Three Months Ended
                                                                           --------------------------------------
                                                                             Aug. 29,                Aug. 24,
                                                                                 2004                   2003
                                                                           ---------------         --------------
      Cash flows from operating activities:
      Net income                                                                 $ 117.7              $    29.7
      Adjustments to reconcile net income with net cash
        provided by operating activities:
         Cumulative effect of a change in accounting principle                       -                      1.9
         Depreciation and amortization                                              49.0                   55.2
         Gain on investments                                                        (0.1)                  (2.3)
         Share in net losses of equity-method investments                            1.6                    4.8
         Loss on disposal of equipment                                               0.1                    2.2
         Noncash special items                                                       0.5                    3.9
         Other, net                                                                 (0.4)                   0.7
         Changes in certain assets and liabilities, net:
            Receivables                                                              7.5                  (15.5)
            Inventories                                                             (5.6)                 (17.5)
            Other current assets                                                   (17.5)                 (10.3)
            Accounts payable and accrued expenses                                  (63.7)                 (27.8)
            Income taxes payable                                                    24.6                   (3.1)
            Other noncurrent liabilities                                             5.9                    4.3
                                                                           ---------------         --------------

      Net cash provided by operating activities                                    119.6                   26.2
                                                                           ---------------         --------------

      Cash flows from investing activities:
      Purchase of property, plant and equipment                                    (55.0)                 (40.7)
      Sale and maturity of available-for-sale securities                             -                    244.8
      Purchase of available-for-sale securities                                      -                   (327.6)
      Sale of investments                                                            0.1                    -
      Security deposits on leased equipment                                         (2.8)                   -
      Funding of benefit plan                                                       (4.8)                  (2.7)
      Other, net                                                                    (0.1)                   1.3
                                                                           ---------------         --------------

      Net cash used by investing activities                                        (62.6)                (124.9)
                                                                           ---------------         --------------

      Cash flows from financing activities:
      Repayment of debt                                                              -                     (0.9)
      Payment on software license obligations                                       (1.5)                  (1.8)
      Issuance of common stock                                                      25.1                   20.6
                                                                           ---------------         --------------

      Net cash provided by financing activities                                     23.6                   17.9
                                                                           ---------------         --------------

      Net change in cash and cash equivalents                                       80.6                  (80.8)
      Cash and cash equivalents at beginning of period                             642.9                  802.2
                                                                           ---------------         --------------

      Cash and cash equivalents at end of period                                 $ 723.5                $ 721.4
                                                                           ===============         ==============

PART I.  FINANCIAL INFORMATION
EARNINGS PER SHARE (Unaudited)
(in millions, except per share amounts)


                                                            Three Months Ended
                                                         ---------------------------
                                                           Aug. 29,     Aug. 24,
                                                             2004          2003
                                                         -------------- ------------
Earnings per share:
         Basic                                         $     0.33      $  0.08
         Diluted                                       $     0.31      $  0.08

Net income used in basic and diluted
         earnings per share calculation                   $117.7        $29.7

Weighted-average shares:
         Basic                                             357.3        369.0
         Diluted                                           381.7        383.8


NOTES TO FINANCIAL STATEMENTS:
(in millions)

                                                            Three Months Ended
                                                         ---------------------------
                                                           Aug. 29,     Aug. 24,
  Special items - Income (expense)                           2004          2003
                                                         -------------- ------------

  Net intellectual property income                           $  1.5         $  8.0
  Cost reduction charges                                       (1.2)         (12.6)
                                                         -------------- ------------
    Total special items                                      $  0.3         $ (4.6)
                                                         ============== ============

  Interest income, net

  Interest income                                            $  3.1         $  3.2
  Interest expense                                             (0.5)          (0.1)
                                                         -------------- ------------
    Interest income, net                                     $  2.6         $  3.1
                                                         ============== ============

  Other income(expense), net

  Share in net losses of equity-method
    investments                                              $ (1.6)        $ (4.8)
  Net gain on marketable and other
    investments                                                 0.1            2.3
  Other                                                        (0.5)           -
                                                         -------------- ------------
    Total other expense, net                                 $ (2.0)        $ (2.5)
                                                         ============== ============